Exhibit 4.1

LABORATORY CORPORATION OF AMERICA HOLDINGS

ISSUER

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.

TRUSTEE

INDENTURE

DATED AS OF DECEMBER 5, 2005

SENIOR DEBT SECURITIES

CROSS-REFERENCE TABLE1

Section of Trust Indenture Act of 1939, as Amended	Indenture
310(a)	7.10
310(b)	7.08; 7.10
310(c)	Inapplicable
311(a)	7.11
311(b)	7.11
311(c)	Inapplicable
312(a)	2.12, 2.13(a)
312(b)	2.13(c)
312(c)	Inapplicable
313(a)	7.06
313(b)	7.06
313(c)	7.06
313(d)	7.06
314(a)	4.11; 5.03
314(b)	Inapplicable
314(c)	12.07
314(d)	Inapplicable
314(e)	12.07
314(f)	Inapplicable
315(a)	7.01
315(b)	7.05
315(c)	7.01
315(d)	7.01
315(e)	6.11; 7.07
316(a)	6.04
316(b)	6.07
316(c)	8.01
317(a)	6.08
317(b)	4.04
318(a)	12.09

[1]	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

TABLE OF CONTENTS1

[1]	This Table of Contents does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

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INDENTURE, dated as of December 5, 2005, between LABORATORY CORPORATION OF AMERICA HOLDINGS, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured senior debt securities (hereinafter referred to as the “Securities”), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities or of series thereof.

ARTICLE I

DEFINITIONS

SECTION 1.01 DEFINITIONS OF TERMS.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act, or that are by reference in said Trust Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“ADJUSTED TREASURY RATE” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of the series being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) assuming a price for the Comparable Treasury Issue equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus the make-whole spread specified in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of the series of Securities being redeemed in accordance with Section 2.01.

“ACQUIRED INDEBTEDNESS” means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets by such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. For purposes of Section 4.08, any Acquired Indebtedness shall not be deemed to have been incurred until 270 days from the date (1) the Person obligated on such Acquired Indebtedness becomes a Subsidiary of the Company or (2) the acquisition of assets, in connection with which such Acquired Indebtedness was assumed, is consummated.

“AFFILIATE” means, as applied to any Person, (i) any other Person, directly or indirectly, Controlling or Controlled by or under direct or indirect common Control with such specified Person or (ii) any Person who is a director or officer (A) of such Person, (B) of any Subsidiary of such Person or (C) of any Person described in clause (i) above.

“ATTRIBUTABLE DEBT” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (1) the fair market value of the property (as determined in good faith by the Board of Directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

“AUTHENTICATING AGENT” means an authenticating agent with respect to all or any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.10.

“BANKRUPTCY LAW” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“BOARD OF DIRECTORS” means the Board of Directors of the Company or any duly authorized committee of such Board.

“BOARD RESOLUTION” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“BUSINESS DAY” means a day other than a Legal Holiday.

“CAPITALIZED LEASE” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“CAPITAL STOCK” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“CERTIFICATE” means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of Section 12.07.

“COMMISSION” means the Securities and Exchange Commission.

“COMPANY” means Laboratory Corporation of America Holdings, a corporation duly organized and existing under the laws of the State of Delaware until a successor replaces it in accordance with Article V and thereafter means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

“COMPARABLE TREASURY ISSUE” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“COMPARABLE TREASURY PRICE” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“CONSOLIDATED TOTAL ASSETS” means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the Commission, prepared in accordance with GAAP.

“CONTROL” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlled” and “Controlling” shall have meanings correlative thereto.

“CORPORATE TRUST OFFICE” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 10161 Centurion Parkway, Jacksonville, FL 32256.

“COVENANT DEFEASANCE OPTION” has the meaning given in Section 10.02.

“CUSTODIAN” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“DEFAULT” means any event, act or condition which is, or that with notice or lapse of time, or both, would constitute an Event of Default.

“DEFAULTED INTEREST” has the meaning given in Section 2.03.

“DEPOSITARY” means, with respect to Securities of any series, for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.01 or 2.11.

“EVENT OF DEFAULT” means, with respect to Securities of a particular series any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of pronouncements of the Financial Accounting Standards Board or such other entity as are approved by a significant segment of the accounting profession.

“GLOBAL SECURITY” means, with respect to any series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“GOVERNMENTAL OBLIGATIONS” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“HEREIN”, “HEREOF” and “HEREUNDER”, and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“INDEBTEDNESS” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

“INDENTURE” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 2.01.

“INTEREST PAYMENT DATE”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in or pursuant to a Board Resolution, in an Officer’s Certificate or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“LEGAL DEFEASANCE OPTION” has the meaning given in Section 10.02.

“LEGAL HOLIDAY” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“LIEN” means any mortgage, pledge, hypothecation, encumbrance, lien or other security interest.

“MAKE-WHOLE AMOUNT” means the sum, as determined by a Quotation Agent, of the present values of the scheduled payments of principal and interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the Securities being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

“OFFICERS’ CERTIFICATE” means a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 12.07, if and to the extent required by the provisions thereof.

“OPINION OF COUNSEL” means an opinion in writing of legal counsel, who may be an employee of or counsel for the Company that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 12.07, if and to the extent required by the provisions thereof.

“ORIGINAL ISSUE DISCOUNT SECURITY” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof.

“PAYING AGENT” has the meaning given in Section 4.04.

“PERMITTED ACQUIRED INDEBTEDNESS” means any Acquired Indebtedness that remains outstanding following the expiration of a good faith offer by the Company or the Subsidiary of the Company obligated under such Acquired Indebtedness to acquire such Acquired Indebtedness, including, without limitation, an offer to exchange such Acquired Indebtedness for debt securities of the Company, on terms, which in the opinion of an independent banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature; provided that the initial expiration date of any such offer shall be not later than the expiration of the 270-day period referred to in the definition of “Acquired Indebtedness”; provided further, that the amount of Acquired Indebtedness that shall constitute “Permitted Acquired Indebtedness” shall only be equal to the amount of Acquired Indebtedness that the Company or such Subsidiary has made an offer to acquire in accordance with the foregoing.

“PERMITTED INDEBTEDNESS” as to a series of Securities means (a) Indebtedness outstanding on the first date of the issuance of Securities of such series; (b) intercompany Indebtedness or Preferred Stock to the extent owing to or held by the Company or another Subsidiary; (c) any Permitted Acquired Indebtedness; (d) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business; and (e) Indebtedness of any Subsidiary Guarantor; provided that if such Subsidiary shall cease to be a Subsidiary Guarantor, such Indebtedness will be treated as incurred at that time and will no longer constitute Permitted Indebtedness pursuant to this clause (e).

“PERSON” means any individual, corporation, limited liability company, partnership, joint-venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

“PREDECESSOR SECURITY” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“PREFERRED STOCK” means, with respect to any Person, any and all shares of preferred stock (however designated) issued by such Person, that is entitled to preference or priority over one or more series or classes of Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or on liquidation, whether now outstanding, or issued after the date hereof.

“PRINCIPAL OF” a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“PRINCIPAL PROPERTY” means any real property and any related buildings, fixtures or other improvements located in the United States owned by the Company or its Subsidiaries (1) that is an operating property included in the list of principal properties in Item 2 (or any successor Item thereto) of the Company’s annual report on Form 10-K filed with the Commission for the most recently ended fiscal year, or is an operating property acquired subsequent to such filing that would have been included in such Item 2 if it had been owned prior to the date of such filing or (2) the net book value of which as of the end of the last fiscal quarter ending immediately prior to the date of determination exceeds 1% of the Consolidated Total Assets of the Company as of the same date.

“QUOTATION AGENT” means the Reference Treasury Dealer selected by the Company.

“REFERENCE TREASURY DEALER” means Banc of America Securities LLC and its successors and assigns, and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“REFERENCE TREASURY DEALER QUOTATIONS” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

RESPONSIBLE OFFICER” when used with respect to the Trustee means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“RESTRICTED SUBSIDIARY” means any Subsidiary of the Company that owns a Principal Property.

“SALE AND LEASEBACK TRANSACTION” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of real or personal property that is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Restricted Subsidiary.

“SECURITIES” means the debt Securities authenticated and delivered under this Indenture.

“SECURITIES ACT” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“SECURITYHOLDER”, “HOLDER of SECURITIES”, “REGISTERED HOLDER”, “HOLDER” or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“SECURITY REGISTER” has the meaning given in Section 2.05.

“SECURITY REGISTRAR” has the meaning given in Section 2.05.

“STATED MATURITY” means, with respect to any Security of a series, the date specified in such Security as the fixed date on which the final payment of principal of such Security is due and payable.

“SUBSIDIARY” means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“SUBSIDIARY GUARANTOR” means any Subsidiary of the Company if and so long as such Subsidiary provides a guarantee of the Securities substantially in the form of Annex A of this Indenture.

“TRUSTEE” means The Bank of New York Trust Company, N.A. and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person. The term “Trustee” as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

“TRUST INDENTURE ACT” and “TIA” means the Trust Indenture Act of 1939, as amended, subject to the provisions of Sections 9.01, 9.02, and 12.09, as in effect at the date of execution of this instrument.

“TRUST OFFICER” means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

“UNIFORM COMMERCIAL CODE” means the New York Uniform Commercial Code as in effect from time to time.

“VOTING STOCK”, as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

ARTICLE II

ISSUE, DESCRIPTION, TERMS, EXECUTION,

REGISTRATION AND EXCHANGE OF SECURITIES

SECTION 2.01 DESIGNATION AND TERMS OF SECURITIES.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution, pursuant to an Officers’ Certificate or pursuant to one or more indentures supplemental hereto. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in an Officers’ Certificate or established in one or more indentures supplemental hereto:

(1) the title of the Security of the series including CUSIP numbers (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of that series);

(3) the date or dates on which the principal of the Securities of the series is payable and the place(s) of payment;

(4) the rate or rates at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

(5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates, the place(s) of payment, and the record date or other method for the determination of holders to whom interest is payable on any such Interest Payment Dates;

(6) the right, if any, to extend the interest payment periods and the duration of such extension;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(8) the obligation, if any, of the Company to redeem or purchase Securities of the series or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) the form of the Securities of the series including the form of the Trustee’s certificate of authentication for such series;

(10) if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the Securities of the series shall be issuable;

(11) any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture, as amended by any supplemental indenture) including any terms which may be required by or advisable under U.S. laws or regulations or advisable in connection with the marketing of Securities of that series;

(12) whether the Securities of the series are issuable as a Global Security and, in such case, the identity of the Depositary for such series;

(13) whether the Securities of the series will be convertible into shares of common stock or other securities of the Company and, if so, the terms and conditions upon which such Securities will be so convertible, including the conversion price and the conversion period;

(14) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

(15) any additional or different Events of Default or restrictive covenants provided for with respect to the Securities of the series;

(16) whether the Securities of the series shall not be defeasible pursuant to Section 10.02 and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced; and

(17) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indentures supplemental hereto. If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates. Notwithstanding Section 2.01(2) and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

SECTION 2.02 FORM OF SECURITIES AND TRUSTEE’S CERTIFICATE.

The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in or pursuant to a Board Resolution or in an Officers’ Certificate. The Securities may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

SECTION 2.03 DENOMINATIONS: PROVISIONS FOR PAYMENT.

The Securities shall be issuable as registered Securities and in the denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, subject to Section 2.01(10). The Securities of a particular series shall bear interest payable on the dates and at the rates specified or provided for with respect to that series. Except as contemplated by Section 2.01(17), the principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Each Security shall be dated the date of its authentication by the Trustee. Except as contemplated by Section 2.01(4), interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months. Except as contemplated by Section 2.01(5), the interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.03. Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of the same series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1) The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date.

(2) The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Unless otherwise set forth in or pursuant to a Board Resolution, in an Officers’ Certificate or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.01 hereof, the term “regular record date” as used in this Section with respect to a series of Securities with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the first day of a month, or the first day of the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day. Subject to the foregoing provisions of this Section, each Security of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

SECTION 2.04 EXECUTION AND AUTHENTICATION.

The Securities shall be signed on behalf of the Company by any two of its President, any Vice President, its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary. Signatures may be in the form of a manual or facsimile signature. The Company may use the facsimile signature of any Person who shall have been a President or Vice President thereof, or of any Person who shall have been the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary thereof, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be the President or a Vice President, or the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by its President or any Vice President and its Secretary or any Assistant Secretary, and the Trustee in accordance with such written order shall authenticate and deliver such Securities. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of

Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture and that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to any Bankruptcy Law or other insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

SECTION 2.05 REGISTRATION OF TRANSFER AND EXCHANGE.

(a) Securities of any series may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, for other Securities of such series of authorized denominations, with the same terms, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Company a register or registers (herein referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfer of Securities as herein provided shall be appointed as authorized by or pursuant to a Board Resolution or by an Officers’ Certificate (the “Security Registrar”). Upon surrender for transfer of any Security at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Security or Securities of the same series as the Security presented for a like aggregate principal amount. All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

(c) No service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, Section 3.07 and Section 9.04 not involving any transfer.

The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Securities of the same series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption. The provisions of this Section 2.05 are, with respect to any Global Security, subject to Section 2.11 hereof.

SECTION 2.06 TEMPORARY SECURITIES.

Pending the preparation of definitive Securities of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay the Company will execute and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in the Borough of Manhattan, the City and State of New York, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Company advises the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

SECTION 2.07 MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES.

In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof. Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.08 CANCELLATION.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Securities held by the Trustee. In the absence of such request the Trustee may dispose of canceled Securities in accordance with its standard procedures and deliver a certificate of disposition to the Company upon its request therefor. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.09 BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities.

SECTION 2.10 AUTHENTICATING AGENT.

So long as any of the Securities of any series remain outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the

Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto. Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

SECTION 2.11 GLOBAL SECURITIES.

(a) If the Company shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that

(1) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all or a portion of the outstanding Securities of such series,

(2) shall be registered in the name of the Depositary or its nominee,

(3) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, and

(4) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

(b) Notwithstanding the provisions of Section 2.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to the Depositary for such series, another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

(c) If at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Company will execute and subject to Section 2.05, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.12 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF SECURITYHOLDERS.

The Company will furnish or cause to be furnished to the Trustee

(1) not more than 15 days after each regular record date (as defined in Section 2.03) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company, and

(2) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

SECTION 2.13 PRESERVATION OF INFORMATION; COMMUNICATIONS WITH SECURITYHOLDERS.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 2.12 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b) The Trustee may destroy any list furnished to it as provided in Section 2.12 upon receipt of a new list so furnished.

(c) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities.

SECTION 2.14 CUSIP NUMBERS.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

SECTION 2.15 OUTSTANDING SECURITIES.

Securities of a series outstanding at any time are all Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.15 as not outstanding. Subject to the provisions of Section 8.04, a Security of a series does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected person (as such term is defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or at Stated Maturity money sufficient to pay all principal and interest payable on that date with respect to the Securities of a series (or a portion thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

ARTICLE III

REDEMPTION OF SECURITIES

SECTION 3.01 REDEMPTION.

(a) The Company may redeem the Securities of any series issued hereunder on and after the dates and as set forth herein and in accordance with the terms established for such series pursuant to Section 2.01 hereof.

(b) Unless otherwise provided for in Section 2.01 hereof, the Company may redeem the Securities of any series at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest to the redemption date or (2) the Make-Whole Amount for the Securities of the series being redeemed.

SECTION 3.02 NOTICES TO TRUSTEE.

If the Company elects to redeem Securities of any series issued hereunder pursuant to Section 3.01, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that such redemption will comply with the conditions herein.

SECTION 3.03 SELECTION OF SECURITIES TO BE REDEEMED.

If fewer than all the Securities of any series are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities of a series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects to be redeemed shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.04 NOTICE OF REDEMPTION.

At least 30 days but not more than 60 days before a date for redemption of Securities of any series, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

(1) the redemption date;

(2) a description of how the redemption price will be calculated;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities of any series are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

The Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. The Company shall provide the Trustee with the information required by this Section.

SECTION 3.05 EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, which shall include accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.06 DEPOSIT OF REDEMPTION PRICE.

On the Business Day next preceding a redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities to be redeemed on such date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. On or after the redemption date, interest shall cease to accrue on such Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued but unpaid interest, if any, on the Securities to be redeemed.

SECTION 3.07 SECURITIES REDEEMED IN PART.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

COVENANTS

SECTION 4.01 PAYMENT OF SECURITIES.

The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided herein and established with respect to such Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by applicable law from principal or interest payments hereunder.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and subject to Section 2.11, it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY FOR REGISTRATION OF TRANSFER, EXCHANGE AND PAYMENT OF SECURITIES.

So long as any of the Securities shall remain outstanding, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York, where the Securities of a series may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to such Securities may be served, and where such Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies where Securities of a series may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York for such purposes. The Company shall give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. The Company initially appoints the Trustee, The Bank of New York Trust Company, N.A., 101 Barclay Street, New York, New York 10286, for each of said purposes. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee shall give the Company prompt notice of any change in location of the Trustee’s principal office.

SECTION 4.03 APPOINTMENT TO FILL A VACANCY IN THE OFFICE OF TRUSTEE.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.04 PROVISION AS TO PAYING AGENT.

(a) If the Company shall appoint one or more paying agents for all or any series of the Securities (each a “Paying Agent” and collectively, the “Paying Agents”) other than the Trustee, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section 4.04,

(1) that it shall hold all sums held by it as such agent for the payment of the principal of or interest on the Securities of any series such sums which have been paid to it by the Company (or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities of such series and shall notify the Trustee of the receipt of sums to be so held,

(2) that it shall give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities of any series when the same shall be due and payable,

(3) that it shall at any time during the continuance of any Event of Default specified in Section 6.01(1) or 6.01(2), upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it, and

(4) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

(b) If the Company shall not act as its own Paying Agent, it shall, by the opening of business (New York City time) on each due date of the principal and interest on any Security, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Securities of a series entitled to such principal of or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its failure so to act.

(c) If the Company shall act as its own Paying Agent, it shall, by the opening of business (New York City time) on each due date of the principal and interest on any Security, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal or interest so becoming due and shall notify the Trustee of any failure to take such action.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 4.03, such sums to be held by the Trustee upon the trusts herein contained.

(e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections 10.05 and 10.07.

SECTION 4.05 MAINTENANCE OF CORPORATE EXISTENCE.

So long as any of the Securities shall remain outstanding, the Company shall at all times (except as otherwise provided or permitted elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises.

SECTION 4.06 LIMITATION ON LIENS.

So long as any of the Securities of any series are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any Principal Property or shares of stock or Indebtedness of any Restricted Subsidiary to secure any Indebtedness, without effectively providing that the Securities of that series then outstanding shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured; provided, however, that this restriction shall not apply to or prevent the creation or existence of:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary;

(f) Liens in existence on the first date of the issuance of Securities of a series;

(g) Liens arising in connection with trade letters of credit issued for the account of the Company or a Restricted Subsidiary securing the reimbursement obligations in respect of such letters of credit, provided that such Liens encumber only the property being acquired through payments made under such letters of credit or the documents of title and shipping and insurance documents relating to such property;

(h) Liens upon intellectual property acquired by the Company or a Restricted Subsidiary (such as software) securing the obligation of the Company or such Restricted Subsidiary to make royalty or similar payments to the seller of such intellectual property, provided that such Liens encumber only the intellectual property to which such payments relate;

(i) any Lien upon any property or assets created at the time of the acquisition, purchase, lease, improvement or development of property or assets used or held by the Company or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such property or assets;

(j) any Lien upon any property or assets existing thereon at the time of the acquisition thereof (provided such Lien was not incurred in anticipation of such acquisition) by the Company or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Company or any Restricted Subsidiary);

(k) any Lien in favor of the Company or any Restricted Subsidiary;

(l) Liens in respect of judgments that do not constitute an Event of Default for the applicable series of Securities;

(m) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (f) through (l) or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other property and the Indebtedness so secured does not exceed the fair market value (as determined by the Board of Directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be; or

(n) any Lien securing any Indebtedness in an amount which, together with, without duplication, (1) all other Indebtedness secured by a Lien that is not otherwise permitted by the provisions of this Section 4.06, and (2) all Attributable Debt of the Company and its Subsidiaries with respect to Sale and Leaseback Transactions that is not otherwise permitted by the provisions of Sections 4.07(a) through (d), and (3) any indebtedness incurred by a Subsidiary of the Company pursuant to clause (3) of Section 4.08, does not at the time of the incurrence of the Indebtedness so secured, or at the initiation of the Sale and Leaseback transaction, exceed 5% of the Company’s Consolidated Total Assets.

SECTION 4.07 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

So long as any Securities of any series are outstanding, the Company shall not enter into, and shall not permit any Restricted Subsidiary to enter into, any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a) such Sale and Leaseback Transaction involves a lease for a term of not more than five years;

(b) such Sale and Leaseback Transaction is between the Company and a Subsidiary Guarantor or between Subsidiary Guarantors;

(c) the Company or a Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on such property or assets involved in such Sale and Leaseback Transaction without equally and ratably securing the Securities pursuant to Section 4.06 above;

(d) the cash proceeds of such Sale and Leaseback Transaction are at least equal to the Attributable Debt with respect to the Sale and Leaseback Transaction and the Company applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Leaseback Transaction within 270 days of such sale to either (or a combination) of (1) the retirement (other than the mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of long-term debt of the Company or a Restricted Subsidiary (other than long-term debt that is subordinated to the Securities) or (2) the acquisition, purchase, improvement or development of other comparable property, including the acquisition of other businesses; or

(e) the Attributable Debt of the Sale and Leaseback Transaction is an amount which, together with, without duplication, (1) all Attributable Debt of the Company and its Restricted Subsidiaries under this clause (e), (2) all other Indebtedness secured by a Lien that is not otherwise permitted by the provisions of Sections 4.06(a) through (m), and (3) any Indebtedness incurred by a Subsidiary of the Company pursuant to clause (3) of Section 4.08, does not at the time of such transaction exceed 5% of Consolidated Total Assets.

SECTION 4.08 LIMITATION ON SUBSIDIARY INDEBTEDNESS AND PREFERRED STOCK.

So long as any Securities of any series are outstanding, the Company shall not cause or permit its direct or indirect Subsidiaries to incur, create, issue, assume or permit to exist any Indebtedness or Preferred Stock (other than Permitted Indebtedness) unless the aggregate principal amount of such Indebtedness or Preferred Stock, when taken together with, without duplication, (1) all other Indebtedness (other than Permitted Indebtedness) incurred pursuant to this Section 4.08, (2) all other Indebtedness secured by a Lien that is not otherwise permitted by the provisions of Sections 4.06(a) through (m), and (3) any Attributable Debt of Sale and Leaseback Transactions that is not otherwise permitted by the provisions of Sections 4.07(a) through (d), does not at the time of the incurrence exceed the greater of (x) $170 million and (y) 5% of the Company’s Consolidated Total Assets. For the purposes of this Section 4.08, the aggregate principal amount of any Preferred Stock shall be the greater of (i) the aggregate maximum liquidation value of such Preferred Stock and (ii) the maximum aggregate mandatory redemption or aggregate mandatory repurchase price with respect to such Preferred Stock.

SECTION 4.09 COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Responsible Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.10 FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee or as necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11 COMMISSION REPORTS.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission (so long as permitted by the Commission) and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company also shall comply with the other provisions of TIA Section 314(a).

ARTICLE V

SUCCESSOR COMPANY

SECTION 5.01 WHEN COMPANY MAY MERGE OR TRANSFER ASSETS.

The Company shall not, while any of the Securities remain outstanding, consolidate or merge with or into any Person, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under this Indenture or any series of Securities, to any Person, unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or arrangement shall be made (collectively, the “Successor Company”), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor Company assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under this Indenture and under the Securities;

(2) immediately after giving effect to such transaction no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company (except in the case of a lease) shall be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01 EVENTS OF DEFAULT.

An “Event of Default” occurs with respect to a series of Securities if:

(1) the Company defaults in any payment of interest on any of the Securities of that series when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any of the Securities of that series when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise;

(3) the Company fails to comply with Section 5.01;

(4) the Company fails to comply with any of its agreements in the Securities of that series or this Indenture (other than those referred to in clauses (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;

(5) any default or event of default under any Indebtedness of the Company or any of its Subsidiaries (other than any Indebtedness of the Company or any Subsidiary to the seller of a business or asset incurred in connection with the purchase thereof) which default or event of default results in at least $50.0 million of aggregate principal amount of such Indebtedness being declared due and payable prior to maturity (the “cross acceleration provision”);

(6) failure by the Company or any of its Subsidiaries to pay at maturity or otherwise when due (after giving effect to any applicable grace period) at least $50.0 million aggregate principal amount of Indebtedness at any one time;

(7) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a Custodian of the Company or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a default under Section 6.01(4) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such series notify the Company of the default and the Company does not cure such default within the time specified in Section 6.01(4) after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, promptly after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clauses (3), (5) and (6) and, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02 ACCELERATION.

If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities of such series by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) occurs, the principal of and accrued and unpaid interest on all the Securities of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities of such series outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03 OTHER REMEDIES.

If an Event of Default occurs and is continuing, with respect to a series of Securities, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04 WAIVER OF PAST DEFAULTS.

The Holders of a majority in outstanding principal amount of the Securities of such series by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 CONTROL BY MAJORITY.

The Holders of a majority in outstanding principal amount of the Securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee reasonably determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 LIMITATION ON SUITS.

Except to enforce the right to receive payment of principal or interest when due, no Holder of Securities of a particular series may pursue any remedy with respect to this Indenture or the Securities of such series unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

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(2) the Holders of at least 25% in outstanding principal amount of the Securities of such series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities of such series do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10 PRIORITIES.

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities of such series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

THIRD: to the Company.

Notwithstanding anything to the contrary in Section 2.03, the Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in outstanding principal amount of the Securities of such series.

SECTION 6.12 WAIVER OF STAY OR EXTENSION LAWS.

The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

CONCERNING THE TRUSTEE

SECTION 7.01 DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

SECTION 7.02 RIGHTS OF TRUSTEE.

(a) The Trustee may conclusively rely on any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04 TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 60 days after it occurs or promptly upon the Trustee’s attaining knowledge of such Default or Event of Default, whichever comes first. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS.

As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, if required by TIA Section 313, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

A copy of each report at the time of its mailing to Holders shall be filed by the Company with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07 COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable fees and expenses of counsel retained by the Trustee in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify and hold harmless the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee, upon a Trust Officer receiving written notice thereof, shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08 REPLACEMENT OF TRUSTEE.

The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities of a series may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee as to such series. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company, is removed by the Holders of a majority in outstanding principal amount of the Securities of a series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Securityholders. The retiring Trustee shall (upon payment of its charges) promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities of a series at the expense of the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities of a series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities of a series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of a series or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

SECTION 8.01 EVIDENCE OF ACTION BY SECURITYHOLDERS.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of that series in Person or by agent or proxy appointed in writing. If the Company shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 8.02 PROOF OF EXECUTION BY SECURITYHOLDERS.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b) The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

(c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 8.03 WHO MAY BE DEEMED OWNERS.

Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and (subject to Section 2.03) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

SECTION 8.04 CERTAIN SECURITIES OWNED BY COMPANY DISREGARDED.

In determining whether the holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent or waiver under this Indenture, the Securities of that series that are owned by the Company or any other obligor on the Securities of that series or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Securities of that series shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Also, subject to the foregoing, only Securities of a series outstanding at the time shall be considered in any such determination.

SECTION 8.05 ACTIONS BINDING ON FUTURE SECURITYHOLDERS.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action, any holder of a Security of that series that is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities of that series.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT THE CONSENT OF SECURITYHOLDERS.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

(1) to cure any ambiguity, defect, or inconsistency herein, or in the Securities of any series;

(2) to comply with Article V;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4) to add to the covenants of the Company for the benefit of the holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or to add any additional Events of Default for the benefit of the holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series) or to add guarantees with respect to any series of Securities;

(5) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of a series of Securities (prior to the issuance thereof), as herein set forth;

(6) to make any change that does not adversely affect the rights of any Securityholder in any material respect;

(7) to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.01, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Securities, or to add to the rights of the holders of any series of Securities; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Security then outstanding and affected thereby:

(1) change the maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01 or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date), or

(2) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or

(3) modify any of the provisions of this Section or Section 6.04 relating to waivers of default, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.08 and 9.01(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series. It shall not be necessary for the consent of the Securityholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.03 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04 SECURITIES AFFECTED BY SUPPLEMENTAL INDENTURES.

Securities of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of that series then outstanding.

SECTION 9.05 EXECUTION OF SUPPLEMENTAL INDENTURES.

Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, shall be provided with an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof; provided, however, that such Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Securities pursuant to Section 2.01 hereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.06 PAYMENT FOR CONSENT

Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Securities of a series or this Indenture with respect to the Securities of a series unless such consideration is offered to be paid to all Holders of a series of Securities that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 10.01 SATISFACTION AND DISCHARGE.

This Indenture will be discharged and will cease to be of further effect with respect to a series of Securities (except as to any surviving rights of registration of transfer or exchange of such series of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when:

(1) either (A) all Securities of that series theretofore authenticated and delivered (other than (i) any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money or noncallable Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.05) have been delivered to the Trustee for cancellation; or (B) all Securities of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will by their terms become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds in trust for the purpose (x) moneys in an amount, or (y) noncallable Governmental Obligations the scheduled principal of and interest on which in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (z) a combination thereof, sufficient, in the case of (y) or (z), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, at maturity or upon redemption, all Securities of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder with respect to such series by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all the conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have been complied with. Notwithstanding the satisfaction and discharge of this Indenture with respect to a series of Securities, the obligations of the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (x) of clause (1) of this Section, the obligations of the Trustee under Sections 10.04 and 10.05 shall survive such satisfaction and discharge.

SECTION 10.02 DEFEASANCE.

(a) Subject to Sections 10.02(b) and 10.03, the Company at any time may terminate (1) all of its obligations under a particular series of Securities and under this Indenture with respect to that series of Securities (“legal defeasance option”) or (2) with respect to a particular series of Securities, its obligations under Sections 4.06, 4.07 and 4.08 (“covenant defeasance option”); provided, however, no deposit under this Article X shall be effective to terminate the obligations of the Company under a series of Securities or this Indenture with respect to that series of Securities prior to 91 days following any such deposit. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) due to a violation of Sections 4.06, 4.07 and 4.08.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(b) The Company’s obligations in Sections 2.05, 2.06, 2.07, 7.07 and 7.08 and this Article X shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07 and 10.05 shall survive.

SECTION 10.03 CONDITIONS TO DEFEASANCE.

The Company may exercise its legal defeasance option or its covenant defeasance option with respect to a series of Securities only if:

(1) the Company irrevocably deposits in trust with the Trustee money or Governmental Obligations for the payment of principal of and interest on that series of the Securities to Stated Maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Governmental Obligations plus any deposited money without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of that series to Stated Maturity or redemption, as the case may be;

(3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) occurs which is continuing at the end of the periods;

(4) the deposit does not constitute a default under any other agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(8) the Securityholders shall have a perfected security interest under applicable law in the cash or Governmental Obligations deposited pursuant to Section 10.03(1) above;

(9) the Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 91 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally;

(10) such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; and

(11) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article X have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

SECTION 10.04 APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust money or Governmental Obligations deposited with it pursuant to this Article X. It shall apply the deposited money and the money from Governmental Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 10.05 REPAYMENT TO COMPANY.

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them on account of any series of Securities in accordance with this Article X upon payment of all principal of and interest on the Securities of that series. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 10.06 INDEMNITY FOR GOVERNMENTAL OBLIGATIONS.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Governmental Obligations or the principal and interest received on such Governmental Obligations.

SECTION 10.07 REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money or Governmental Obligations in accordance with this Article X by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article X until such time as the Trustee or Paying Agent is permitted to apply all such money or Governmental Obligations in accordance with this Article X; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Governmental Obligations held by the Trustee or Paying Agent.

ARTICLE XI

IMMUNITY OF INCORPORATORS,

STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 11.01 NO RECOURSE.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01 EFFECT ON SUCCESSORS AND ASSIGNS.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 12.02 ACTIONS BY SUCCESSOR.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

SECTION 12.03 SURRENDER OF COMPANY POWERS.

The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

SECTION 12.04 NOTICES.

Except as otherwise expressly provided herein any notice, instruction, request or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: 358 South Main Street, Burlington, North Carolina 27215. Any notice, election, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

SECTION 12.05 GOVERNING LAW.

This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, but without giving effect to the applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 12.06 TREATMENT OF SECURITIES AS DEBT.

It is intended that the Securities will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 12.07 COMPLIANCE CERTIFICATES AND OPINIONS.

(a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.08 PAYMENTS ON BUSINESS DAYS.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, pursuant to an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 12.09 CONFLICT WITH TRUST INDENTURE ACT.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 12.10 COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 12.11 SEPARABILITY.

In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

LABORATORY CORPORATION HOLDINGS OF AMERICA

By:	/s/ Bradford T. Smith
Name:	Bradford T. Smith
Title:	Executive Vice President and Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Tina D. Gonzalez
Name:	Tina D. Gonzalez
Title:	Assistant Treasurer

ANNEX A

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                    ] among [                    ] (the “Subsidiary Guarantor”), a [                    ] corporation and a subsidiary of Laboratory Corporation of America Holdings, a Delaware corporation (or its permitted successor) (the “Company”), the Company, [other Subsidiary Guarantors] and The Bank of New York Trust Company, N.A., as Trustee under the Indenture (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 5, 2005, providing for the issuance of a series of its senior debt securities designated as the [                    ](the “Securities”);

WHEREAS, in its discretion, the Company may have the Subsidiary Guarantor to execute and deliver to the Trustee a Guaranty Agreement pursuant to which the Subsidiary Guarantor will Guarantee payment of the Securities; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor[, the other Subsidiary Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guaranties. The Subsidiary Guarantor hereby unconditionally and irrevocably guarantees[, jointly and severally with the other Guarantors], to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the “Obligations”).

The Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Subsidiary Guarantor and that the Subsidiary Guarantor will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Obligation.

The Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, this Supplemental Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, this Supplemental Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 7 of this Supplemental Indenture, any change in the ownership of the Subsidiary Guarantor.

The Subsidiary Guarantor further agrees that its guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Section 10.02 of the Indenture and Sections 3 and 7 of this Supplemental Indenture, the obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, this Supplemental Indenture, the

Securities or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or would otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity.

The Subsidiary Guarantor further agrees that its guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Company to the Holders and the Trustee.

The Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of the Subsidiary Guarantor’s guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Supplemental Indenture.

The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

SECTION 3. Limitation on Liability. Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by the Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to the Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4. Successors and Assigns. This Supplemental Indenture shall be binding upon the Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.

SECTION 5. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

SECTION 6. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantor in any case shall entitle the Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 7. Release. Upon the sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than a sale or disposition to the Company or an affiliate of the Company), the Subsidiary Guarantor shall be deemed released from all obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

Upon the merger or consolidation of the Subsidiary Guarantor with or into, or the dissolution and liquidation of the Subsidiary Guarantor into, a Subsidiary Guarantor or another Person that Guarantees the Securities, the Subsidiary Guarantor shall be released from all obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 8. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 9. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or of the Subsidiary Guarantor under its guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 10. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

SECTION 11. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12. Contribution. The Subsidiary Guarantor shall be entitled upon payment in full of all guaranteed Obligations to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

[SUBSIDIARY GUARANTOR],

By
Name:
Title:

LABORATORY CORPORATION OF AMERICA HOLDINGS,

By
Name:
Title:

[OTHER SUBSIDIARY GUARANTORS],

By
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

By
Name:
Title: